SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  August 25, 2010

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On August 25, 2010, Advance Automation Group, LLC, a Delaware limited liability company (“AAG”) and an indirect wholly owned subsidiary of Harbin Electric, Inc. (the “Company”), the Company, Shelton Technology, LLC, a Michigan limited liability company (“Shelton”) and Ms. Julie Chen, entered into an Option Exercise Agreement (“Option Agreement”) dated as of August 25, 2010 and effective as of July 1, 2010, pursuant to which the Company exercised the right, previously granted to the Company under a letter agreement dated April 9, 2007 between the Company and Shelton, as amended on December 11, 2008, April 21, 2009 and December 7, 2009, to require Shelton to contribute all right, title and interest in and to its proprietary technologies, product designs, electric assembly manufacturing techniques and U.S. customer accounts (“Intellectual Properties”) to AAG in consideration for a limited liability company interest in AAG entitling Shelton to a 49% share of AAG’s profits, losses, and distributions of its assets, in accordance with AAG’s limited liability company agreement.

In connection with the Option Agreement, on August 25, 2010, Advanced Electric Motors, Inc., a Delaware corporation (“AEM”) and a wholly owned subsidiary of the Company, entered into an Amended and Restated Limited Liability Company Agreement (“LLC Agreement”) dated as of August 25, 2010 and effective as of July 1, 2010, with Shelton whereby (i) Shelton agreed to contribute all right, title and interest in and to its Intellectual Properties to AAG in consideration for a membership interest in AAG entitling Shelton to receive 49% of any profits earned by AAG through the terms of the LLC Agreement; and (ii) AEM agreed to contribute all of AAG’s assets (subject to all of the liabilities of AAG) with fair market value of $3 million in consideration for a membership interest in AAG entitling AEM to receive 51% of any profits earned by AAG through the terms of the LLC Agreement. The Intellectual Properties have been valued at $2,882,353 and the Company, through AEM, has previously contributed a total of $2 million to AAG with the remaining $1 million to be paid by AEM to AAG prior to December 31, 2011.

A copy of the Option Agreement and a copy of the LLC Agreement are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Option Exercise Agreement dated as of August 25, 2010 and effective as of July 1, 2010, by and between the Company, Advance Automation Group, LLC, Shelton Technology, LLC and Ms. Julie Chen.
10.2	Amended and Restated Limited Liability Company Agreement dated as of August 25, 2010 and effective as of July 1, 2010, by and between Advanced Electric Motors, Inc. and Shelton Technology, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name:	Tianfu Yang
Title:	Chairman and Chief Executive Officer

Dated: August 27, 2010

Exhibit Index

Exhibit No.	Description
10.1	Option Exercise Agreement dated as of August 25, 2010 and effective as of July 1, 2010, by and between the Company, Advance Automation Group, LLC, Shelton Technology, LLC and Ms. Julie Chen.
10.2	Amended and Restated Limited Liability Company Agreement dated as of August 25, 2010 and effective as of July 1, 2010, by and between Advanced Electric Motors, Inc. and Shelton Technology, LLC.